Exhibit 21.1

Subsidiaries of the Registrant

(as of June 30, 2013)

1-800-FLOWERS Service Support Center, Inc. (New York)

1-800-FLOWERS Team Services, Inc. (Delaware)

1-800-FLOWERS Retail, Inc. (Delaware)

1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)

800-FLOWERS, Inc. (New York)

Conroy’s Inc. (California)

The Popcorn Factory, Inc. (Delaware)

Guarded Realty Holdings, LLC (Delaware)

BloomNet, Inc. (Delaware)

The Winetasting Network (California)

Cheryl & Co. (Ohio)

Floranet Iberia S.L. (Spain)

Fannie May Confections Brands, Inc. (Delaware)

Fannie May Confections, Inc. (Delaware)

Harry London Candies, Inc. (Ohio)

Fresh Gift Cards, Inc. (Florida)

DesignPac Co., Inc. (Delaware)

DesignPac Gifts, LLC (Illinois)

Napco Marketing Corp. (Delaware)

Fannie May Franchise, LLC (Delaware)

18F Virginia, Inc. (Virginia)

Celebrations.com, LLC (Delaware)

Fine Stationery, Inc. (Delaware)

Flowerama of America, Inc. (Iowa)

Greatfoods, LLC (Delaware)

18F UK Holding Company Limited (United Kingdom)

FOL UK Holding Company Limited (United Kingdom)

1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)

1873349 Ontario Inc. (Canada)

Lucy Ventures LLC (Virginia)

Piper Ventures (Virginia)

WTN Services LLC (California)

WTN Marketing Agent LLC (Delaware)